Company Name: Worthington Enterprises, Inc. (WOR)

Event: Baird Global Industrial Conference

Date: November 13, 2025

<<Tim Wojs, Analyst, Robert W. Baird & Co. Incorporated>>

Great. Good morning. I'm Tim Wojs. I cover building products here at Baird. And we're happy to have Worthington Enterprises join us this year at our Global Industrial Conference. Worthington is a market leading designer and manufacturer of innovative, building and consumer products. From the company we have President and CEO, Joe Hayek; we have CFO, Colin Souza; and then Marcus over here is VP of IR, Treasurer. So you have some slide deck, some slides that we're going to run through and then we'll have some time at the end for Q&A.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Okay.

<<Tim Wojs, Analyst, Robert W. Baird & Co. Incorporated>>

So I'll cede the floor to you.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Tim, thank you. Thanks everybody for joining us this morning. Go through the obligatory forward-looking statements notes, but Worthington Enterprises was effectively born on December 1st of 2024, sorry, 2023. That being said, we've been around for 70 years. Worthington Industries was founded in June of 1955. And we grew up as both a steel processor and as a – as Tim said, as a leading designer manufacturer of building and consumer products.

We decided that it made a lot of sense and the Board decided that it made a lot of sense to actually separate the companies. And we completed that on December 1st of 2023 with a spinoff of Worthington Steel. And so, if on November 30th you went to bed with 100 shares of Worthington Industries, you woke up the next day and you had 100 shares of Worthington Steel and Worthington Enterprises. So, we stand in the shoes of the old Worthington Industries. Last 12 months ended August with $1.2 billion in sales and $280 million of adjusted EBITDA. That's actually up 20% from that same number as of August of 2024.

And we're really pleased with the way that our business has evolved over the last two years and the growth prospects that we have in front of us. Where we show up and it says it on the slide prior is that we improve everyday life by elevating the spaces that people spend time in and the experiences that they have. And so, what that effectively means is that we show up a lot in the buildings and then in the rooms that you spend time in. You might see us although not in this room. You might see the grid ceiling in an office building, in a doctor's office, in a commercial building. That's our WAVE joint venture, which is 50/50 with Armstrong World Industries, who I know presented about an hour ago. You would definitely see us in a building like this behind the walls.

We have another joint venture that makes steel framing studs called ClarkDietrich, which we own 25% of. In this building, in most buildings, they would use our equipment to keep the building cool in the summer with refrigerants, evacuation from condensers, and certainly repopulation in – not in a building like this, but in a lot of buildings, our equipment and our products would also be used to heat the building in colder temperatures. We would also be around if you are on your patio enjoying your gas grill. We're the only domestic manufacturer of those tanks.

We would also potentially go with you on a camping trip. The Coleman camping gas cylinders is our product. We might also be at a party if you chose to blow up balloons for that party on site with our Balloon Time product. But there's – we do a number of things and we do them relatively well. But there are a couple things that we think are really important and that we think really set us apart. And the first is our culture. Our culture is rooted in the Golden Rule. It is absolutely a competitive advantage for us. I know people talk about their culture and they talk about the things that they want to do. But our founder, you see there, penned a philosophy, and it was philosophy that became a roadmap of how we want to run the company, how we want to think about our people, we want to think about our customers and our suppliers.

People join Worthington and they stay. Our turnover is much lower than average. We prioritize safety. Our safety record is 2.5x better in a lot of cases than those in our industry. But we ultimately think about ourselves as being performance based. We have incentives based on how we do as a company at all levels of the organization, from the three of us down to somebody that joined the shop floor 45 days ago. And so, we really believe in our culture. We're also, when we're good, try very hard to be commercially excellent.

We tend to be really easy to work with from a customer standpoint. We try and be innovative. We try and be responsive. Last October, a little over a year ago, when a hurricane rolled through Florida and then settled over Western North Carolina and dumped the equivalent of Lake Tahoe on that area of the state and the country, caused massive amounts of damage and floods and loss of life, but also thousands and thousands of people homeless. And about Western North Carolina, when it starts to become the winter, it gets very cold.

And so, our products are oftentimes used as emergency heat and emergency cooking fuel. And we were able to work overtime and surge products, both directly, but also through our customers who might have been distributors, propane marketers like AmeriGas or Blue Rhino or our retail partners like Home Depot, Lowe's and Walmart to get those products into that area. And I mentioned this earlier; in a lot of cases we're the only domestic manufacturer of what we make. And that's not something that we did to try and make a bunch of extra money. We just did it because it's the right thing to do.

And we have a long-term focus. You don't last 70 plus years as a public company if you're constantly thinking short term. So, we certainly understand as a public company. We get up every 90 days and tell people how we did. But we don't think about the short term at the expense of the long term. And we're really proud of that. We have a very nice balance sheet that Colin will talk more about. But we tend to favor being in niche markets where we can have reasonably good market share because that will allow us to really work what we consider to be our growth plan, which is based on what we call the Worthington Business System, which I'll talk about in a minute.

But a couple more slides for me and then I'll let Colin take you through the rest. But this is our Building Products business. It's 58% of our total revenues in the last 12 months with $700 million, $229 million in EBITDA. There are four, I'll call them, really value streams that we have here in addition to our two joint ventures which I mentioned a minute ago. Heating and cooking, that is going to be very, very large propane tanks. There are still 5-ish million homes in North America, predominantly in Maine, that use heating oil to heat their houses. That's just the way Maine grew up. There's lots of room between houses and so some of those are turning over to propane every single year. It's a good market for us, Northeast and Canada primarily cooking is what I mentioned, which is the gas grill cylinders.

Cooling and construction, that's a couple of things. Refrigerant, both tanks that people use to take refrigerant out of a condenser and then certainly what gets used to put that back in. Very similar when we talk about our foam and adhesive tanks, that's helpful when you're putting down a roof or on a commercial application getting that adhesive versus having to use a roller or a brush.

The water business is really, if you're not on the municipal well, you're not on the municipal water supply, you use a well. When you turn on your shower, your sink, you don't want to wait for the water to get there. So, everybody that has a well has a big buffer tank. It's either in their basement or right outside their house. That's integrated with the hot water heater and makes those things reasonable.

Systems and components is our newest value stream. That's something that we ultimately expect to grow over time. But Elgen Manufacturing, who's an HVAC components manufacturer up in New Jersey, we acquired that company in June of this year. That's what sits there now. A lot of these value streams are really repair, remodel and maintenance centric. We don't need to count on new construction for growth in our business just because these are businesses and ecosystems that have been around a long time. And so, there's this built in churn.

I mentioned, our two JVs, WAVE has been around since 1992. It's 50/50 between ourselves and Armstrong. It's ceiling grid and Armstrong makes the acoustical panel, the mineral fiber that goes on top, and then metal framing joint ventures, which is ClarkDietrich, that's 25% owned by us. It was formed in 2011 with Marubeni-Itochu Steel America. And we're very proud of both of those businesses, you can see these are their sales and EBITDA. Their sales do not show up on our P&L because they are not consolidated. So, for us, equity income comes in as EBITDA. And those businesses are also run so that their dividends as closely as possible mirror their EBITDA.

Consumer products, $500 million, 16% EBITDA margin LTM. Really three value streams here, tools, Bernzomatic torches and fuel. So, if you're in a plumbing trade, you might use those for brazing pipe. You have pipes freeze, pipes burst, new construction, just remodeling. You see additional tools, drywall tools. Very niche, but fantastic brand Level5 is an acquisition we made several years ago. And you can see some other torches and tools.

Outdoor living is where that Coleman camping gas cylinder lives along with some lawn products. And then halo grills and griddles, which is a smaller business that we grew and we focused on these things. Sometimes where you've got a really good product but a brand that hasn't been as developed. We can really help those types of companies because of our relationships. Our big three customers in consumer products are Walmart, Home Depot and Lowe's. And we tend to do a good job with those in building products, our path to market tends to be primarily through two step distribution. We're selling to distributors who are then selling to contractors.

If you look at celebrations, of course, is what I mentioned, Balloon Time is our brand there and we've launched some new products there that we're happy with. Overall, if you look at our EBITDA and our EBITDA distribution, upwards of 2/3, 70 something, 80% of our EBITDA comes from products where we're number one in our markets. And they also tend to, on that same percentage distribution base, get used by contractors versus a consumer.

And the last piece that I'll mention is really around the Worthington Business System. And so, we are in end markets that don't grow by themselves at 10%, 15%, 20%. We aspire to be more of a growth company. And so, what are we thinking about from a process perspective that really drives how we think about things? Well, the Worthington Business System, which is grounded and rooted in our philosophy and always will be, is really around transformation, which for us is continuous improvement. It's how we manufacture in a leaner way. We use less working capital; we can do so in a less expensive way. It's innovation. It's thinking about how we can continue to disrupt ourselves or innovate in markets that sometimes haven't seen innovation for decades.

And so, we try very hard, as part of being commercially excellent, to understand since very rarely are we selling to the end user of a product, we try to understand our customers pain points. We try and understand how they're thinking about their own businesses and innovate and set ourselves up to better serve them.

And then finally M&A, when we separated from Worthington Steel, our business is just much less capital intensive than theirs. And so, if you think about how we allocate our capital, we've got a very nice balance sheet. We return capital to shareholders through a dividend and through kind of periodic and sort of opportunistic buybacks. But we also have had a long history of M&A, and that will continue for us.

And Colin will go into that in more detail. But effectively it's looking at what our margins are today and what our asset intensity is today and thinking how best we acquire companies that are accretive to our margins, that are no less capital intensive than we are. So, as a consequence continue to throw off really nice free cash flows. And once we get through some facility modernization plans that maybe have another nine months in them.

Our free cash flow will bump up and enable us to do a lot of things that we think can serve us very well while being true to our last 70 years and kind of really thinking about our legacy. The best ways for us to grow our business will be to optimize our current businesses and then to grow both organically and through M&A. And we think that for the next 10 to 20 years that's going to be an awful lot of fun. Colin?

<<Colin Souza, Vice President and Chief Financial Officer>>

Thanks, Joe. Good morning, everyone. So I'll go into a little more detail here with innovation in particular, this is a muscle we've continued to invest in with people and resources and it's a core part of our strategy, as Joe touched on earlier. We are innovating in a lot of these niche markets and becoming more important, more critical to our customers and how they go to market with their business. So, it's a really important piece of our strategy and how we grow, and we will continue to spend time in here.

As an example, there are a couple of recent wins here with the launch of our Balloon Time mini tank that we did earlier this year for our consumer products business. And then channel expansion with our Level5 business into the Sherwin-Williams Paint channel with a number of locations where we did not have exposure before. These are just some recent examples and wins here.

M&A is also a core part of our strategy. Joe talked about that. We're really focused on acquiring market-leading brands and products in niche areas of consumer and building products. And we like those businesses to be higher margin and lower capital intensity than the rest of our portfolio so that we can really compound our cash flow over time. And when we find those opportunities, we work really hard to validate do they have a sustainable competitive advantage that can be leveraged throughout the business.

And we also like to see are there areas where we can help them create value over time, whether that's from a manufacturing standpoint. As an example, we're really good from a metals manufacturing standpoint or from a purchasing or commercially go-to-market. So that's what we look for when we're outsourcing for different opportunities to bring into the fold. Joe talked about Elgen is our most recent acquisition in June that we acquired.

It gave us increased exposure to the commercial HVAC space. They take a coil of steel, and they're applying different processes to that to manufacture different HVAC components that get sold to distributors and also contractors. So, we're early on in integration of that. Things are going really well. And we're really excited about the team there that's really engaged. They're a great cultural fit for our business overall.

So, as Joe talked about, we're almost two years' post – almost two-years post separation, and we believe we have a compelling financial profile here that we're really proud of but still believe we have work to do to improve. So, $1.2 billion from a TTM perspective, $280 million of adjusted EBITDA. That's 23% EBITDA margins, really good free cash flow conversion, and low leverage, about a half-turn net debt to EBITDA, which gives us flexibility to execute our growth strategy.

Our LTM EBITDA as of Q1 $280 million an EBITDA compares favorably to our LTM from Q1 FY25. It's up 20% from that, that standpoint and we've seen margin expansion of 370 basis points over that time as well. So really good performance across our teams that are executing really well. Within the building products business that's the biggest increase here. We've seen a recovery in some of their end markets, which has been helpful for us as we execute our strategy there.

Our teams are working really well and a number of these verticals and we are only domestic manufacturer. And with an even playing field, we're able to really differentiate with our offering to our customers there. We've also done some M&A in this business recently with Elgen, which is not yet in the results due to some purchase accounting. But we acquired in June of 2025, we acquired the Ragasco business in Norway, which was in addition to our heating and cooking product line there, which is showing up in our results.

The WAVE business continues to perform very well in a flat market. And then the consumer business also continues to perform very well in grabbing market share upon execution of different strategies there, grabbing market share in a very tough environment as the consumer is pinched from a spend perspective and due to some higher interest rates moving less from a housing turnover perspective, which also has an impact on our business.

ClarkDietrich, you see the biggest bucket that is down from the comparison here. They continue to operate in a challenging market. They have seen some margin compression in their space and are trying to navigate that as best they can. And they continue to remain profitable. And we would expect them to improve as their markets recover in the construction space. So overall, really pleased with the execution of our teams. And it's showing up in our results here.

From a balance sheet perspective, low leverage, and ample liquidity, half a turn net debt to EBITDA. We are investment-grade rated. That's important to us and important to how we operate the company. We have about $667 million of liquidity available with our revolving credit facility and cash on hand and generate strong free cash flow of $156 million. So, this gives us plenty of flexibility to weather any uncertainty in our markets and also execute on our growth strategies, which we've talked about.

From a capital allocation standpoint, and $211 million of capital deployed in our fiscal year 2025. You can see the biggest bucket here is capital deployed on acquisitions. We have a balanced approach to capital allocation, but a bias towards growth, which is showing up here in the pie chart.

The CapEx bucket is elevated for FY 2025 as we've spent on our facility modernization that we've talked about. There's about $25 million of spend there in fiscal 2025 with our facility modernization projects. We expect to spend about $45 million in fiscal year 2026 on those projects, mainly focused in our consumer business. And we've spent about $9 million so far in our Q1, which ended most recently in August.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Run rate for CapEx post our last facility modernization program, which should wrap up by next summer, is right around 3% of Rev's, $35-ish million.

<<Colin Souza, Vice President and Chief Financial Officer>>

And so, we believe we have a strong financial profile. And we are showing here just how we stack up against other really high-quality industrial peers. This is based on our fiscal year 2025. So really strong EBITDA margins, around 23%, really good free cash flow conversion. And we talked about our CapEx, and Joe mentioned it, elevated here in fiscal year 2025 and will be elevated in fiscal year 2026. But we expect that CapEx as a percent of sales to trend down as we get past our facility modernization projects.

So overall, market-leading brands in niche areas across consumer and building products, we have a resilient U.S. manufacturing footprint, really strong free cash flow generation. And we talked about our strategy within growth to focus on innovation and M&A and transformation. And we are really excited about the journey ahead here.

<<Joseph B. Hayek, President and Chief Executive Officer>>

That and truly is what people look like at work every single day. Nobody doesn’t have a great time when they are at work.

<<Tim Wojs, Analyst, Robert W. Baird & Co. Incorporated>>

Great. Thank you, guys, for that. Anybody have any questions? Maybe just if you go back to that other slide, Colin, just the disconnect between kind of your profitability and free cash flow relative to kind of others in the industry. What do you hear is kind of like the most common kind of pushback, I guess, on the story in terms of kind of valuation and your kind of relative metrics relative to some of these other companies?

<<Colin Souza, Vice President and Chief Financial Officer>>

So, we get to our EBITDA margin a little less traditionally than some might because of the contributions from the JVs. And that just is what it is, right. That's just accounting. But to us, it gives us a great opportunity to continue to move that up. And so, when we think about things internally, we have a list of things that we talk about with our colleagues that say, hey, this is – this is why we win today. And over here is how we win tomorrow. What do we need to change? What do we need to do differently? But our opportunity to optimize our current businesses, we have had some market recovery in the heating and the cooling businesses.

We still are operating in kind of an “ehh” environment in a lot of respects from a consumer and from the things that we do that are maybe exposed to or that are influenced by when people move because people are still stuck in their houses and interest rates are still high. And there is a lot of uncertainty, all the things that everybody knows. But those things will ultimately change. So secular tailwinds about people moving around, people thinking about the aging of all the buildings that are in the U.S. There is lots of work that needs to be done. And so that provides us a lot of things.

And so, people, I think are still just also trying to figure us out. We do not fit really neatly into a bucket. And so, we are 60/40, even though lots of our products ultimately get used by contractors. And so, these by the way, are undersold peers that you might use, Tim, but they are peers that we think about and that we think about as little, and we have another list of peers that are more aspirational. But these are things that we keep an eye on because we want to be a world-class company, and we are trying to get better every day.

<<Tim Wojs, Analyst, Robert W. Baird & Co. Incorporated>>

Right.

Q&A

<Q>: What are the margins for the businesses ex-JV?

<A – Joseph B. Hayek>: Like 11% overall. As you see and again you have to think about the way that we allocate. But I think for building products, it was like 10.5% ex-JVs, it was 10.5-ish percent in Q1.

<Q>: That's EBITDA?

<A – Joseph B. Hayek>: Yes.

<A – Colin Souza>: Yeah.

<A – Joseph B. Hayek>: Yeah. And then higher than that in consumer. But again, that's really the opportunity because those are businesses that should have higher margins.

<A – Colin Souza>: Yeah.

<Q>: [Question Inaudible]

<A – Joseph B. Hayek>: Sure. So, 80% of our business today is sourced, manufactured, and primarily sold in the States. Another 13-ish percent looks that way, only it is in Europe. And their markets might also include the Middle East increasingly. We have operations in both Portugal and Norway, Norway being the most recent acquisition in that space, which was kind of May, June of 2024.

We like the European market. It's really tough over there right now. If you think about tariffs here, and Asian products need to find a home somewhere, and so they have increasingly been going to Europe. And so, it's competitive since the war started. The economy has been challenged, certainly on the continent. And so, I think we like Europe as a potential growth engine, but we would be real careful about it and around timing as well.

<Q – Tim Wojs>: Do you guys have any sort of long-term financial targets or just how you kind of frame growth and kind of your profitability opportunity to investors?

<A – Joseph B. Hayek>: Yeah, absolutely. So, we – our goals over the long-term, it's really 6% to 8% sales growth. That's going to be a mix of organic and inorganic. And then 24% EBITDA margins is what we want to get to over time with really good and strong free cash flow conversion. If you go a level deeper than that too, we're focused on really improving our gross margins to be north of 30% while keeping our SG&A below 20% of sales. So that's really what we're focused on with our teams every day, every quarter, and driving to those goals.

<Q – Tim Wojs>: And I guess when you put that slide up for kind of the bridge, you've got WAVE, which is doing really well. But then you have like ClarkDietrich, which isn't doing so well. Like they kind of go into the same building, so is that kind of a phase of construction kind of reason? Is that just an industry-specific reason? Like why is such a deviation between those two businesses?

<A – Joseph B. Hayek>: It's a great question. And there are a handful of differences. WAVE has historically been 65%, 70% repair and remodel. It's probably higher than that now, not because that has grown so much, but more because new has just become a smaller percentage because it's not growing as much. ClarkDietrich is the reverse. ClarkDietrich is probably too. If you think about it, if you're renovating a space or if you have water damage, it's probably not impacting the walls. It's impacting the ceilings. And so, you're just going to have more of that going on from an R&R perspective.

And ClarkDietrich is also their market leader, market share leader. But they have a lot of mom-and-pop competitors who, when steel prices are coming down, which they really have in the last couple of years, can go out and buy spot, whereas ClarkDietrich is buying maybe three or four months ahead. And so, they end up having shared compression, sorry, market margin compression because they want to maintain share and they do a great job with mega projects, data centers, data centers, big fab plants, new stadiums, things like that. But when that is a higher percentage of their mix...

<Q - Tim Wojs>: Yeah.

<A – Joseph B. Hayek>: Those guys just do a good job negotiating, and so their margins are a little lower. So, we do expect that ClarkDietrich will turn around. But I think the peak near-term for commercial construction was like May 2024, and it's been trending down since then, and so that's just a challenge for them.

<<Tim Wojs, Analyst, Robert W. Baird & Co. Incorporated>>

Great. Well, we're out of time. So please join me in thanking the Worthington team for being here.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Thanks guys.

<<Colin Souza, Vice President and Chief Financial Officer>>

Thank you.